UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2017

General Motors Financial Company, Inc.

(Exact name of registrant as specified in its charter)

Texas	1-10667	75-2291093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3500, Fort Worth, Texas 76102

(Address of principal executive offices, including Zip Code)

(817) 302-7000

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

As previously announced, on March 5, 2017, General Motors Holdings LLC (the “Seller”), a wholly owned subsidiary of General Motors Company (the “Parent”) and the parent of General Motors Financial Company, Inc. (the “Company”), entered into a Master Agreement (the “Agreement”) with Peugeot S.A. (the “Purchaser”). Pursuant to the Agreement, the Purchaser will acquire, together with a financial partner, the Seller’s European financial subsidiaries and branches (collectively, the “European Operations”), as well as the Parent’s Opel and Vauxhall businesses and certain other assets in Europe (the “Opel/Vauxhall Business” and, together with the European Operations, the “Transferred Business”).

The net consideration to be paid for the European Operations will be 0.8 times their book value at closing, which the Company estimates will be approximately $1 billion, denominated in Euros. The purchase price is subject to certain adjustments as provided in the Agreement. The Company expects to recognize a disposal loss of up to $700 million based on current foreign currency exchange rates.

The transfer of the Transferred Business is subject to the satisfaction of various closing conditions, including receipt of necessary antitrust, financial and other regulatory approvals, the reorganization of the Transferred Business, including pension plans in the United Kingdom, the completion of the contribution or sale by Adam Opel GmbH of its assets and liabilities to a subsidiary, the transfer of GMAC UK plc’s interest in SAIC-GMAC Automotive Finance Company Limited to the Company or an alternate entity designated by the Seller, unless either party elects to close without completion of the transfer, and the continued accuracy, subject to certain exceptions, at closing of certain of the Seller’s representations and warranties. There can be no assurance that all required governmental consents or clearances will be obtained or that the other closing conditions will be satisfied. The transfer of the Opel/Vauxhall Business is expected to close by the end of 2017 and the transfer of the European Operations is expected to close as soon as practicable after the receipt of necessary antitrust, financial and other regulatory approvals, which may be after the transfer of the Opel/Vauxhall Business, but not before. The transfer of the European Operations will not occur unless the transfer of the Opel/Vauxhall Business occurs.

The Agreement contains certain termination rights for both the Seller and the Purchaser, including if certain closing conditions with respect to the transfer of the Opel/Vauxhall Business have not been satisfied on or before June 1, 2018.

The Seller and the Purchaser have each made customary representations, warranties and covenants in the Agreement, including, among others, covenants by the Seller to conduct the Opel/Vauxhall Business and the business of the European Operations in the ordinary course between the execution of the Agreement and the consummation of the transaction.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

Unaudited Pro Forma Condensed Consolidated Financial Statements as of March 31, 2017 and for the three months ended March 31, 2017 and for each of the years ended December 31, 2016, 2015 and 2014, are attached hereto as Exhibit 99.1.

(d) Exhibits

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements as of March 31, 2017 and for the three months ended March 31, 2017 and for each of the years ended December 31, 2016, 2015 and 2014, are attached hereto as Exhibit 99.1.

Forward-Looking Statements

Except for the historical information contained herein, the matters disclosed herein include forward-looking statements which are the Company’s current views with respect to future events and financial performance. These forward-looking statements are subject to many assumptions, risks and uncertainties that could cause actual results to differ significantly from historical results or those anticipated by the Company. The most significant of these risks are detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s annual report on Form 10-K for the year ended December 31, 2016 and the Company’s quarterly report on Form 10-Q for the three months ended March 31, 2017. If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, the Company’s actual results may vary materially from those expected, estimated or projected. Actual events or results may differ materially. It is advisable not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to, and does not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Motors Financial Company, Inc.
(Registrant)

Date: June 21, 2017	By:	/s/ Chris A. Choate
Chris A. Choate
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements as of March 31, 2017 and for the three months ended March 31, 2017 and for each of the years ended December 31, 2016, 2015 and 2014, are attached hereto as Exhibit 99.1.